Exhibit 99.1

Global Crossing Limited

as Issuer,

and

Wells Fargo Bank, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 30, 2006

to the Indenture dated

as of May 18, 2006

5.0 % Convertible Senior Notes due 2011

		Page
	ARTICLE I
	DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions	1
SECTION 1.2	Base Indenture	10
SECTION 1.3	Rules of Construction	10

	ARTICLE II
	THE NOTES

SECTION 2.1	Form, Dating and Terms	11
SECTION 2.2	Execution and Authentication of Notes of Successor Person	12
SECTION 2.3	Registrar, Conversion Agent and Paying Agent	13
SECTION 2.4	Deposit of Payment with Paying Agent To Hold Money and Securities in Trust	14
SECTION 2.5	[Reserved]	14
SECTION 2.6	Transfer and Exchange	14
SECTION 2.7	Mutilated, Destroyed, Lost or Stolen Notes	15
SECTION 2.8	Cancellation	16
SECTION 2.9	Payment of Interest; Defaulted Interest	16
SECTION 2.10	Computation of Interest	17
SECTION 2.11	[Reserved]	17
SECTION 2.12	Calculations in Respect of the Notes	17

	ARTICLE III
	COVENANTS

SECTION 3.1	Interest on Overdue Amounts	18
SECTION 3.2	Trustee	18
SECTION 3.3	[Reserved]	18
SECTION 3.4	Reservation of Common Stock	18
SECTION 3.5	Issuance of Shares	18
SECTION 3.6	Transfer Taxes	18
SECTION 3.7	Offer To Repurchase upon a Fundamental Change	19

	ARTICLE IV
	SUCCESSORS SECTION

SECTION 4.1	Merger, Consolidation, or Sale of Assets	23

	ARTICLE V
	REDEMPTION OF NOTES

SECTION 5.1	Optional Redemption	23
SECTION 5.2	Selection and Notice of Redemption	23
SECTION 5.3	Payment of Additional Amounts	23

i

(continued)

		Page
	ARTICLE VI
	CONVERSION OF NOTES

SECTION 6.1	Conversion Right and Conversion Rate	25
SECTION 6.2	Conversion Consideration	25
SECTION 6.3	Exercise of Conversion Right	26
SECTION 6.4	Fractions of Shares	28
SECTION 6.5	Adjustment of Conversion Rate	28
SECTION 6.6	Notice of Adjustments of Conversion Rate	36
SECTION 6.7	Cancellation of Converted Notes	36
SECTION 6.8	Provision in Case of Consolidation, Merger or Sale of Assets	37
SECTION 6.9	Rights Issued in Respect of Common Stock	37
SECTION 6.10	Responsibility of Trustee and Conversion Agent for Conversion Provisions	38

	ARTICLE VII
	DEFAULTS AND REMEDIES SECTION

SECTION 7.1	Events of Default	38
SECTION 7.2	Acceleration	40
SECTION 7.3	Rights of Holders of Notes To Receive Payment or Effect Conversion	41
SECTION 7.4	Collection Suit by Trustee	41
SECTION 7.5	Priorities	41

	ARTICLE VIII
	[RESERVED]

	ARTICLE IX
	SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1	Satisfaction and Discharge of Indenture	41

	ARTICLE X
	SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.1	Without Consent of Holders	42
SECTION 10.2	With Consent of Holders	42
SECTION 10.3	Effect of Supplemental Indentures	43
SECTION 10.4	Reference in Notes to Supplemental Indentures	43

	ARTICLE XI
	MISCELLANEOUS

SECTION 11.1	When Notes Disregarded	44
SECTION 11.2	Multiple Originals	44
SECTION 11.3	Governing Law	44

ii

(continued)

		Page

	ARTICLE XII
	SECURITY DOCUMENTS

SECTION 12.1	Pledge Agreement	44
SECTION 12.2	Acceptance of Terms of Pledge Agreement	44
SECTION 12.3	Trust Indenture Act Requirements	45

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Conversion Notice

iii

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of May 30, 2006, between Global Crossing Limited, an exempt company with limited liability under the laws of Bermuda (the “Company”), as issuer and Wells Fargo Bank, N.A. a national banking association (the “Trustee”) as trustee to the Indenture (the “Base Indenture”) between the same parties dated as of May 18, 2006.

RECITALS OF THE COMPANY

WHEREAS, the Company and Wells Fargo Bank, N.A. are parties to the Base Indenture, which provides for the Issuance from time to time of senior debt securities to be issued in one or more series;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as may be amended and supplemented to the date hereof, including by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a “Series” of “Notes” as those terms are defined in the Base Indenture, designated as its 5.0% Senior Convertible Notes Due 2011 (the “Notes”), in an initial aggregate principal amount of $143,750,000. The Notes shall be substantially in the form attached hereto as Exhibit A;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the Company desires to evidence and provide for the acceptance of the appointment under the Indenture of the Trustee as Trustee with respect to the Notes and to add to or change certain provisions of the Base Indenture as it shall apply to the Notes; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemental and amended, to the extent expressed herein, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“Additional Amounts” has the meaning set forth in Section 5.3.

“Additional Notes” means additional Notes (other than the Initial Notes), if any, issued under this Supplemental Indenture in accordance with Section 2.2 hereof, as part of the same series as the Initial Notes.

“Additional Shares” means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant to an adjustment of the Conversion Rate upon the occurrence of a Fundamental Change. The number of Additional Shares shall be determined based on the Effective Date of the Fundamental Change and the Stock Price in such Fundamental Change transaction, all in accordance with Section 6.5(e).

“Affiliate” has the meaning set forth in the Base Indenture.

“Applicable Conversion Price” means, at any given time, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest 1/10th of a cent.

“Applicable Conversion Rate” means, at any given time, the Conversion Rate then in effect, rounded to the nearest 1/10,000th of a share.

“Applicable Conversion Reference Period” means the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if the Company elects to pay cash to Holders of Notes in lieu of all or a portion of the Residual Value Shares, the third Trading Day after the Conversion Retraction Period ends.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in, or any repurchase or conversion of, any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Indenture” has the meaning set forth in the preamble hereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership” and “Beneficially Owns” have a corresponding meaning.

“Board of Directors” has the meaning set forth in the Base Indenture.

“Board Resolution” has the meaning set forth in the Base Indenture.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed.

“Capital Stock” has the meaning set forth in the Base Indenture.

“Closing Sale Price” means, with respect to the Common Stock, on any date, the last reported closing price per share (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant dates as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotations of securities prices. If the Common Stock is not so quoted, the “Closing Sale Price” will be the price as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the Closing Sale Price.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company, par value $0.01 per share, as it exists on the date of this Supplemental Indenture, or to the extent such common shares are reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock and (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” means Global Crossing Limited, an exempt company with limited liability under the laws of Bermuda, and, subject to Article IV, its successors and assigns.

“Company Order” has the meaning set forth in the Base Indenture.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Supplemental Indenture; or

(2) becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election, or (b) a majority of the Continuing Directors that were serving at the time of such appointment, nomination or election on a committee of the Board of Directors that appointed or nominated for election or reelection such Board member.

“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion, initially the Trustee.

“Conversion Date” has the meaning set forth in Section 6.3(a).

“Conversion Notice” has the meaning set forth in Section 6.3(a).

“Conversion Price” shall equal $1,000 divided by the Conversion Rate (rounded to the nearest 1/10th of a cent).

“Conversion Rate” has the meaning set forth in Section 6.1(c).

“Conversion Retraction Period” has the meaning set forth in Section 6.2(c).

“Conversion Value” shall equal the product of (1) the Applicable Conversion Rate and (2) the average of the Closing Sale Prices of the Common Stock for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” as of any date means:

(1) for the purpose of any computation under Section 6.5(a) (except for clauses (6) and (8) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for the event triggering such adjustment;

(2) for the purpose of any computation under Section 6.5(a)(6), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such distribution; and

(3) for the purpose of any computation under Section 6.5(a)(8), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day immediately following the date of the repurchase triggering the adjustment.

“Daily Adjustment” for any given Trading Day shall equal a fraction:

(1) the numerator of which shall be the Closing Sale Price of the Common Stock on such Trading Day plus the closing price of the portion of those shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such Trading Day; and

(2) the denominator of which shall be the product of ten (10) and the Closing Sale Price of the Common Stock on such Trading Day.

“Daily Trading Share Amount” for each day in the Applicable Conversion Reference Period shall equal the greater of:

(1) zero; or

(2) a number of shares determined by the following formula:

(Closing Sale Price x Applicable Conversion Rate) - $1,000

20 x Closing Sale Price

“Default” means an event that is, or after notice or passage of time, or both, would be an Event of Default with respect to the Notes.

“Definitive Notes” means the Notes that are in registered definitive form.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Distributed Assets” has the meaning set forth in Section 6.5(a)(4).

“Effective Date” means the date on which a Fundamental Change transaction becomes effective.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means any event or condition specified as such in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“ex-dividend date” when used with respect to any issuance or distribution shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant issuance, dividend or distribution from the seller of such Common Stock to the buyer.

“ex-dividend Trading Day” when used with respect to any issuance or distribution means the first date on which the Common Stock trades on the applicable national or regional securities exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Expiration Date” has the meaning set forth in Section 6.5(a)(7).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or, unless otherwise provided in this Indenture, by any Responsible Officer delegated by the Board of Directors to make such determination on their behalf.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1) the Common Stock (or other common stock into which the Notes are convertible) is not traded on NASDAQ, NYSE, another U.S. national securities exchange or LSE; or

(2) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors (or, in the case of ST Telemedia and its affiliates, 80%), other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or

(3) the Company merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than any transaction:

(a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or

(b) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, as a result of such merger or consolidation or otherwise, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

(c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(d) which is effected solely to change the Company’s corporate form; or

(4) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).

“Fundamental Change Notice” has the meaning set forth in Section 3.7(a).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 3.7(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 3.7(b).

“Fundamental Change Repurchase Right Notice” has the meaning set forth in Section 3.7(b).

“Global Notes” has the meaning set forth in the Base Indenture.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Holder” has the meaning set forth in the Base Indenture.

“Indenture” has the meaning set forth in the Recitals hereto.

“Initial Notes” means the $143,750,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“LSE” means the London Stock Exchange.

“Market Capitalization” means the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock then outstanding on the date of the repurchase of Common Stock triggering the adjustment set forth in Section 6.5(a)(8) hereof immediately prior to such repurchase.

“Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, on a Redemption Date or by declaration of acceleration, offer to repurchase pursuant to Section 3.7 or otherwise.

“NASDAQ” means The Nasdaq Stock Market, Inc. and any successor market or exchange.

“Note” or “Notes” has the meaning stated in the third recital of this Supplemental Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s). The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Note Register” has the meaning set forth in Section 2.3.

“Notes Custodian” means the Trustee or any Person appointed by the Trustee to act as custodian of Global Notes for the Depositary.

“NYSE” means The New York Stock Exchange.

“Officer” has the meaning set forth in the Base Indenture.

“Officers’ Certificate” has the meaning set forth in the Base Indenture.

“Opinion of Counsel” has the meaning set forth in the Base Indenture.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Notes converted and cancelled pursuant to this Indenture);

(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3) Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning set forth in the Base Indenture.

“Person” has the meaning set forth in the Base Indenture.

“Pledge Account” has the meaning specified in the Pledge Agreement.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Trustee and Wells Fargo Bank, N.A., as securities intermediary, as such agreement may be amended from time to time in accordance with its terms.

“Pledged Securities” has the meaning specified in the Pledge Agreement.

“Pledged Securities Intermediary” means Wells Fargo Bank, N.A., as securities intermediary under the Pledge Agreement until a successor securities intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter Pledged Securities Intermediary shall mean such successor Pledged Securities Intermediary.

“protected purchaser” has the meaning set forth in Section 2.7.

“Record Date Period” means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning set forth in the Base Indenture.

“Regular Record Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Repurchase Premium” has the meaning set forth in Section 6.5(a)(8).

“Residual Cash Value” for each date shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion which the Company elects to pay in cash and (2) the cash value of the Daily Trading Share Amount for such date. The cash value of the Daily Trading Share Amount shall be determined by multiplying the Daily Trading Share Amount for such date by the Closing Sale Price of the Common Stock for such date.

“Residual Value Shares” has the meaning set forth in Section 6.2(b).

“Responsible Officer” has the meaning set forth in the Base Indenture.

“Securities Act” has the meaning set forth in the Base Indenture.

“Settlement” has the meaning set forth in Section 6.3(c).

“Significant Subsidiary” has the meaning set forth in clauses (1) and (2) of the definition thereof in Regulation S-X under the Securities Act.

“Special Interest Payment Date” has the meaning set forth in Section 2.9(a).

“Special Record Date” has the meaning set forth in Section 2.9(a).

“Spin-off” has the meaning set forth in Section 6.5(a)(5).

“Stated Maturity,” when used with respect to the Notes, means May 15, 2011.

“Stock Price” means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.

“Subsidiary” has the meaning set forth in the Base Indenture.

“Supplemental Indenture” has the meaning set forth in the preamble hereto.

“TIA” or “Trust Indenture Act” has the meaning set forth in the Base Indenture.

“Trading Day” means a day during which trading in securities generally occurs on NASDAQ, or, if the Common Stock is not then listed on NASDAQ, then on the NYSE or another national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded or quoted.

“Trigger Event” has the meaning set forth in Section 6.9.

“Trustee” has the meaning set forth in the Base Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Base Indenture. Terms defined in the Base Indenture shall have the meaning therein given them as used herein unless otherwise defined herein or the context otherwise requires.

SECTION 1.3 Rules of Construction.

Unless the context otherwise requires:

(1) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(2) any reference to a Section or Article refers to such Section or Article of this Supplemental Indenture unless otherwise indicated.

ARTICLE II

THE NOTES

SECTION 2.1 Form, Dating and Terms.

(a) The Notes shall be a “Series” of “Notes” as those terms are defined in the Base Indenture, established pursuant to Section 2.02 of the Base Indenture and known and designated as 5.0% Convertible Senior Notes due 2011. Pursuant to the provisions of Article VI, the Notes shall be convertible into Common Stock. Subject to the terms of this Indenture the Company may, at its option, without consent from the Holders, issue Additional Notes from time to time. For all purposes under the Indenture, the term “Notes” shall include the Initial Notes and any such Additional Notes issued after the date of this Indenture.

The Trustee shall authenticate and deliver Initial Notes and any Additional Notes for original issue in an unlimited aggregate principal amount. Notes may be authenticated and delivered upon registration or transfer of, or in lieu of, other Notes pursuant to Section 2.6 or 2.7.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose. Payments in respect of a Definitive Note (including principal and interest) shall be made in U.S. dollars at the office of the Trustee. At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

(b) The Notes shall be initially issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided.

(c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

(d) The following book-entry provisions shall apply to Global Notes deposited with the Notes Custodian:

(i) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (y) be delivered to the Notes Custodian.

(ii) Except as provided herein, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.

(iii) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(iv) In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(v) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e) Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes; provided, however, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice.

SECTION 2.2 Execution and Authentication of Notes of Successor Person.

In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3 Registrar, Conversion Agent and Paying Agent.

The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and such agreement is delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4 Deposit of Payment with Paying Agent To Hold Money and Securities in Trust.

Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when due. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.

SECTION 2.5 [Reserved]

SECTION 2.6 Transfer and Exchange.

(a) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(b) The following obligations with respect to transfers and exchanges of Notes shall apply:

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.6).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

(iv) Except as provided herein, prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.7, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. In the absence of notice to the Company, the Trustee, Paying Agent, Conversion Agent or Registrar that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys’ fees and expenses and the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, purchase, conversion or cancellation and dispose of them in accordance with its customary procedures. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, redeemed, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, redeemed, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.9 Payment of Interest; Defaulted Interest.

Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and the Company shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special

20

Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2 of the Base Indenture, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

SECTION 2.10 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.11 [Reserved]

SECTION 2.12 Calculations in Respect of the Notes.

The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections 8.1 and 8.2, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

ARTICLE III

COVENANTS

SECTION 3.1 Interest on Overdue Amounts.

The Company will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.2 Trustee.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 3.3 [Reserved]

SECTION 3.4 Reservation of Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

SECTION 3.5 Issuance of Shares.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

SECTION 3.6 Transfer Taxes.

If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 3.7 Offer To Repurchase upon a Fundamental Change.

(a) Subject to Section 3.7(d) hereof, upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days (subject to extension to comply with applicable law) after the Company sends the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, provided that the principal amount of such security to remain outstanding is equal to $1,000 or an integral multiple of $1,000, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 20 Business Days prior to the anticipated Effective Date of the Fundamental Change (or if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the Effective Date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a notice (the “Fundamental Change Notice”) stating:

(1) if applicable, whether the Company will adjust the Conversion Rate pursuant to Section 6.5(e) hereof;

(2) the anticipated Effective Date of the Fundamental Change; and

(3) whether the Company expects that Holders will have the right to require the Company to repurchase their Notes as described in this Section 3.7.

(b) On or before the 20th Trading Day after the Effective Date of a Fundamental Change, the Company will provide to all Holders of the Notes, the Trustee and Paying Agent and Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). Each Fundamental Change Repurchase Right Notice shall state:

(1) the events causing the Fundamental Change;

(2) if the Company is required to adjust the Conversion Rate and related conversion obligation as described in Section 6.5(e) hereof pursuant to a Fundamental Change that falls under clause (2), (3) or (4) of the definition of Fundamental Change, the Conversion Rate and any adjustments to the Conversion Rate;

(3) the Effective Date, if applicable;

(4) the last date on which a Holder may exercise such repurchase right;

(5) the Fundamental Change repurchase price;

(6) the Fundamental Change Repurchase Date;

(7) the name and address of the Paying Agent and the Conversion Agent;

(8) that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given may be converted only if the Holder thereof withdraws any Fundamental Change Repurchase Notice previously delivered by such Holder in accordance with the terms of this Indenture; and

(9) the procedures that Holders must follow to require the Company to repurchase their Notes.

(c) A Holder may exercise its right specified in Section 3.7(a) upon delivery of a notice of repurchase (a “Fundamental Change Repurchase Notice”) in the form required by the Fundamental Change Repurchase Right Notice delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(1) the Applicable Procedures or, if such Holder holds Definitive Notes, the certificate numbers of the Notes which the Holder will deliver to be repurchased;

(2) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be an integral multiple of $1,000; and

(3) that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

If the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

The delivery of such Notes (either through the surrender of Definitive Notes or through the delivery of beneficial interests in a Global Note in accordance with the Applicable Procedures) to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Right Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of payment therefor; provided, however, that such payment shall be so paid pursuant to this Section 3.7 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. Any repurchase by the Company pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Notes.

Unless the Company defaults in the payment for the Notes to be repurchased pursuant to this Section 3.7, and provided that the Company or a Subsidiary thereof is not serving as the Paying Agent and the Paying Agent holds money or securities sufficient to pay the repurchase price of such Notes on the Business Day following the Fundamental Change Repurchase Date, such Notes will cease to be outstanding and interest, if any, shall cease to accrue on the Notes or portions thereof delivered for repurchase on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and all other rights of the Holders of the Notes to be repurchased pursuant to this Section 3.7 shall terminate (other than the right to receive payment upon delivery or transfer of the Notes).

(d) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.7 by virtue of such conflict.

(e) On or before the Fundamental Change Repurchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered;

(2) deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 3.7.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

(f) Notwithstanding anything contained herein to the contrary, Holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clauses (2), (3) or (4) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if either:

(1) the Closing Sale Price of the Common Stock for any five Trading Days within the period of ten (10) consecutive Trading Days (A) ending on and including the later of the date of the occurrence of the Fundamental Change or the public announcement of the Fundamental Change under clause (2) of the definition of Fundamental Change; or (B) immediately before the Fundamental Change in the case of a Fundamental Change under clauses (3) or (4) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price of the Notes in effect on each of those five Trading Days; or

(2) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a Fundamental Change under clause (2) and/or clause (3) of the definition of Fundamental Change consists of shares of common stock traded on NASDAQ, NYSE, another U.S. national securities exchange or LSE (or will be so traded immediately following the merger or consolidation) and, as a result of such Fundamental Change, the Notes become convertible into such shares of such common stock.

(g) Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.7(c) hereof, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.7(h) hereof) thereafter be entitled to receive solely the payment described in Section 3.7(a) hereof with respect to such Notes. Such payment shall be paid to such Holder, subject to the Paying Agent holding money or securities sufficient to make such payment on the Business Day following the Fundamental Change Repurchase Date, promptly following the later of (a) the Fundamental Change Repurchase Date (provided the conditions in Section 3.7(c) have been satisfied) and (b) the time of book-entry transfer or the delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article VI on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.7(h) hereof.

(h) Notwithstanding anything contained herein to the contrary, any Holder that has delivered to the Paying Agent the Fundamental Change Repurchase Notice contemplated by Section 3.7(c) hereof shall have the right to withdraw such Fundamental Change Repurchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2) the certificate numbers of the Definitive Notes, if any, in respect of which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice and which have been or will be delivered for repurchase by the Company.

If the Notes with respect to which the notice of withdrawal is being submitted are not in certificated form, the notice of withdrawal must comply with the Applicable Procedures.

(i) The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Fundamental Change has occurred.

ARTICLE IV

SUCCESSORS SECTION

SECTION 4.1 Merger, Consolidation, or Sale of Assets.

The final sentence of Section 5.01 of the Base Indenture shall be disregarded in applying Section 5.01 to the Notes.

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1 Optional Redemption.

The Company at its option may, on and after May 20, 2009, redeem all, or from time to time any part of, the Notes upon payment of the optional Redemption Prices set forth in the form of Note attached as Exhibit A hereto, together with accrued and unpaid interest to the date fixed for redemption.

SECTION 5.2 Selection and Notice of Redemption.

(a) If less than all of the Notes are to be redeemed pursuant to Section 5.1, the Trustee will select Notes for redemption as described in Section 3.02 of the Base Indenture unless otherwise required by law.

(b) If all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

SECTION 5.3 Payment of Additional Amounts.

If any deduction or withholding for any present or future taxes, duties, assessments, fees or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction from or through which payment on the Notes is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax (except for any tax imposed by the United States or any political subdivision or governmental authority thereof or jurisdiction having the power to tax therein, provided however that at the time of the relevant payment there is at least one Paying Agent located outside of the United States) or (z) any other jurisdiction in which the Company or a successor corporation is organized or taxed as a resident, or in which the Company has its, or a successor corporation has its, principal place of business, or any political subdivision or governmental authority thereof or therein having the power to tax in that jurisdiction shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Notes, the Company or a successor corporation will pay to each Holder of the Notes as additional interest, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder of such Notes after such deduction or withholding, shall be not less than the amount specified in such Notes to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

(a) Any tax, duty, assessment, fee or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(b) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (i) to provide timely or accurate information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any valid or timely declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(d) Any combination of items (a), (b) and (c) above;

provided that such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (a) through (d) (inclusive) of this Section 5.3.

The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) or other evidence reasonably satisfactory to the Trustee evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

All references in this Indenture to principal of and interest on the Notes shall include any Additional Amounts payable by the Company in respect of such principal and such interest.

The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the notes or any other document or instrument in relation thereto.

ARTICLE VI

CONVERSION OF NOTES

SECTION 6.1 Conversion Right and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article VI, at the option of the Holder thereof, at any time prior to Maturity, unless earlier repurchased or redeemed, any portion of the principal amount of any Note that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion.

(b) If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Section 3.7 hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 3.7 hereof.

(c) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 43.5161 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate will be adjusted under the circumstances provided in Section 6.5. All calculations under this Article shall be made to the nearest 1/10th cent or to the nearest 1 /10,000ths of a share, as the case may be.

SECTION 6.2 Conversion Consideration.

(a) Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Applicable Conversion Rate.

(b) At any time prior to Stated Maturity, the Company shall have the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of Common Stock with respect to Notes to be converted following such election in cash, and, if applicable, shares of Common Stock. If the Company shall make this election, then if a Holder surrenders its Notes for conversion, such holder will receive, in respect of each $1,000 principal amount of Notes surrendered for conversion:

(1)	cash in the amount equal to the lesser of:

(A)	the principal amount of each Note, or

(B)	the Conversion Value; and

(2) to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Trading Share Amounts for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes in accordance with Section 6.4.

(c) The Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. Upon such election, the Company shall provide notice to the relevant Holders through the Trustee stating the amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock) at any time on or before the date that is three Business Days following receipt of any Holder’s Conversion Notice (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the Residual Value Shares otherwise issuable to such Holder, such Holder may retract the Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the “Conversion Retraction Period”). If the Company does not make such an election, no retraction can be made (and a Conversion Notice shall be irrevocable). In addition, if the Company chooses to settle all or any portion of the Residual Value Shares in cash in connection with conversions within 20 days prior to the Stated Maturity of the Notes, the Company shall send, on or prior to such Stated Maturity, a single notice to the Trustee of the Residual Value Shares to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock).

The amount of cash payable in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the Applicable Conversion Reference Period.

(d) The Company will determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock deliverable to Holders upon conversion in satisfaction of such excess (assuming that the Company does not elect to pay such excess in cash in accordance with clause (c) above).

SECTION 6.3 Exercise of Conversion Right.

(a) In order to exercise the conversion right:

(1) the Holder of any Definitive Note to be converted must: (i) complete and manually sign a notice of conversion substantially in the form of Exhibit B hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Definitive Note to the Conversion Agent; and (iii) if required, furnish appropriate endorsements and transfer documents; or

(2) the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 3.6 hereof and, if required pursuant to Section 6.3(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 6.3(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article IV. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

The Company shall deliver shares of Common Stock, if any, and cash deliverable upon conversion to the Conversion Agent no later than the third Business Day following the Conversion Date, except as described in Section 6.5(e).

(b) Each Definitive Note surrendered (in whole or in part), or beneficial interest in any Global Note surrendered to the Conversion Agent, for conversion during a Record Date Period shall be accompanied by payment by the Holder in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on the applicable Interest Payment Date on the principal amount of such Note (or part thereof as the case may be) being surrendered for conversion; provided, however, that no such payment by the Holder need be made in the case of any Note or portion thereof that (x) has been delivered for repurchase following a Fundamental Change on a Fundamental Change Repurchase Date or (y) which has been called for redemption on a Redemption Date, in each case, occurring during the Record Date Period. The interest payable by the Company on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) that is surrendered for conversion during a Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on the applicable Interest Payment Date.

Except as provided in this Section 6.3(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately prior to the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof in accordance with Section 6.4 hereof) into which a Note is convertible will be deemed to satisfy all of the Company’s obligations to pay the principal of and interest, if any, on the Note. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

(c) Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(1) delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock issuable upon such conversion; or

(2) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 6.4 (such delivery of shares and cash payment, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur promptly (but in no event more than three Business Days) following the Conversion Date.

(d) In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

SECTION 6.4 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be valued by the Closing Sale Price of the Common Stock on Trading Day immediately preceding the Conversion Date. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/10,000th of a share) based upon the Closing Sale Price on the Trading Day immediately preceding the Conversion Date.

SECTION 6.5 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:

(1) Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by an adjustment factor equal to a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 45 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 6.8 hereof and taking into consideration in determining the price per share any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by an adjustment factor equal to a fraction:

(A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights or warrants expire, or the date the Company’s Board of

Directors determines not to issue such rights or warrants, to the Conversion Rate that would have been in effect if the unexercised rights or warrants had never been granted or such determination date had not been fixed, as the case may be, and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3) Stock Splits and Combinations. (i) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced; and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.

(4) Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or rights, options or warrants to purchase the Company’s securities (provided that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding (i) any dividends or distributions referred to in clause (1) of this Section 6.5 (a), (ii) any rights or warrants referred to in clause (2) of this Section 6.5(a), (iii) any dividends or distributions paid exclusively in cash described in clause (6), (7) or (8) of this Section 6.5(a) (the “Distributed Assets”), and (iv) any dividends or distributions that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person then (other than in the case as described in clause (5) of this Section 6.5 (a)) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the ex-dividend Trading Day for such distribution by an adjustment factor equal to a fraction:

(A) the numerator of which shall be the Current Market Price per share of Common Stock; and

(B) the denominator of which shall be the Current Market Price per share of Common Stock on the date fixed for such determination minus the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective on the ex-dividend Trading Day for such distribution.

If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 6.5(a)(4), Holders will receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.

(5) Spin-Offs. In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit, which Capital Stock is or Equity Interests are traded on NASDAQ, NYSE, another U.S. national securities exchange or LSE, or quoted on an established automated over-the-counter trading market in the United States (a “Spin-off”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the ex-dividend Trading Day for such distribution by an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective date of the Spin-off, such adjustment to become effective on the 10th Trading Day from, and including, the effective date of the Spin-off.

(6) Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the ex-dividend Trading Day for such distribution by an adjustment factor equal to a fraction:

(A) the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination; and

(B) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date fixed for determination minus the amount per share of such dividend or distribution, such adjustment to become effective immediately after the Trading Day prior to the ex-dividend Trading Day for such distribution.

Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 6.5(a)(6), Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.

(7) Tender or Exchange Offers. In case the Company or any Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the Expiration Date by adjustment factor equal to a fraction:

(A) the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares, and (b) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date.

The adjustment pursuant to this clause (7) will become effective immediately after the opening of business on the second Trading Day immediately following the Expiration Date.

(8) Repurchases. In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months not triggering an adjustment to the Conversion Rate, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to the close of business on the Trading Day prior to the ex-dividend Trading Day for such distribution by adjustment factor equal to a fraction:

(A) the numerator of which shall be equal to the Current Market Price of the Common Stock; and

(B) the denominator of which shall be equal to (a) the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day immediately following the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company;

provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 6.5(a)(8).

If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (7) and clause (8) of this Section 6.5(a), the provisions of Section 6.5(a)(8) shall control.

Notwithstanding the foregoing in this Section 6.5(a), the Company will not be required to make any adjustment in connection with the offering and issuance of 12,000,000 shares of Common Stock (or up to 13,800,000 shares if the underwriters thereof exercise their overallotment option in the underwritten public offering of Common Stock closing on the date hereof).

(b) No Adjustment. For the avoidance of doubt, no adjustment in the Conversion Rate shall be required:

(1) upon the issuance of (A) any shares of Common Stock or (B) options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights), in any transaction resulting in an exchange for Fair Market Value, including in connection with a reduction of indebtedness or liabilities of the Company or its Subsidiaries including, without limitation, upon the conversion of convertible securities of the Company outstanding on the date the Notes were issued or pursuant to settlements with respect to claims related to any governmental or private litigation, dispute, investigation, proceeding or other similar action;

(2) upon the issuance of any shares of Common Stock pursuant to any future plan or similar arrangement providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or arrangement, in each case at then prevailing market prices;

(3) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or similar arrangement of, or assumed by, the Company or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) of this Section 6.5(b) and outstanding as of the date the Notes were first issued;

(5) for a change in the par value of the Common Stock; or

(6) for accrued and unpaid interest, if any.

In addition, the Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. The Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustments, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and (b) otherwise (1) five Business Days prior to the Stated Maturity of the Notes or (2) prior to any Redemption Date or Fundamental Change Repurchase Date, unless such adjustment has already been made.

No adjustment will be made to the Conversion Rate or a Holder’s ability to convert the Notes if such Holder otherwise participates in a distribution without conversion.

(c) Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 6.5, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (c) and its actions in so doing shall, absent manifest error, be final and conclusive.

(d) Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 11.2 of the

Base Indenture, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(e) Fundamental Change Make-Whole Adjustment. In case of a Fundamental Change as specified in clauses (2), (3) or (4) of the definition thereof, solely upon receipt by the Conversion Agent of any Holder’s Conversion Notice on or after the Effective Date of the Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 6.5(e); provided, however, that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock traded on NASDAQ, NYSE, another U.S. national securities exchange or LSE (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such common stock. The number of Additional Shares will be determined by reference to the table below.

The following table sets forth the number of Additional Shares issuable per $1,000 initial principal amount of Notes as a result of a Fundamental Change that occurs in the corresponding period:

	Stock Price ($)
Effective Date	$19.15	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00	$28.00	$30.00	$35.00	$40.00
May 30, 2006	8.70	7.74	6.78	5.97	5.22	4.58	4.04	3.57	3.13	2.77	2.14	1.13	0.55
May 15, 2007	8.20	7.24	6.25	5.38	4.66	3.99	3.47	3.03	2.62	2.27	1.71	0.83	0.36
May 15, 2008	7.28	6.21	5.14	4.26	3.53	2.93	2.45	2.05	1.73	1.43	0.98	0.38	0.11
May 15, 2009	6.00	4.46	2.91	1.81	1.02	0.60	0.26	0.15	0.06	0.04	0.03	0.01	0.01
May 15, 2010	6.76	5.02	3.32	2.06	1.17	0.58	0.30	0.13	0.06	0.04	0.02	0.01	0.01
May 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 6.5 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by an adjustment factor equal to a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 6.5 hereof.

The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if:

(A) the Stock Price is between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(B) the Stock Price is more than $40.00 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change; and

(C) the Stock Price is less than $19.15 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 52.2193 per $1,000 initial principal amount of the Notes, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 6.5(a) hereof.

SECTION 6.6 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted pursuant to Section 6.5 hereof:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 6.5 hereof and shall prepare an Officers’ Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 6.5 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (which such certificates shall be conclusive absent manifest error); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 11.2 of the Base Indenture.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

SECTION 6.7 Cancellation of Converted Notes.

All Definitive Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Note, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion pursuant to Section 2.1(b).

SECTION 6.8 Provision in Case of Consolidation, Merger or Sale of Assets.

In the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 6.1 to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer. For purposes of this Section 6.8, the kind and amount of consideration that a Holder would have been entitled to receive as a Holder of the Common Stock in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the kind and amount of consideration received by the Holders of the Common Stock that affirmatively make such an election. The above provisions of this Section 6.8 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 11.2 of the Base Indenture promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate and an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

SECTION 6.9 Rights Issued in Respect of Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)	are deemed to be transferred with such shares of Common Stock;

(2)	are not exercisable; and

(3)	are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 6.5(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 6.5(a), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

SECTION 6.10 Responsibility of Trustee and Conversion Agent for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article VI.

ARTICLE VII

DEFAULTS AND REMEDIES SECTION

SECTION 7.1 Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(a) a default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b) a default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable;

(c) a default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in the Notes or in this Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in this Section 7.1), and continuance of such default or breach without cure or waiver for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied (except in the case of a default with respect to the covenant described in Section 5.01 of the Base Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d) the Company fails to pay the purchase price on any Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date or the conversion consideration described in Section 6.2 upon conversion of Notes for any Note (including, without limitation, the delivery of cash as a return of principal, any cash in lieu of fractional shares, and any shares, as the case may be) when due;

(e) the Company fails to timely provide the Fundamental Change Repurchase Notice;

(f) the Company or any of its Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries in an aggregate outstanding principal amount in excess of $25 million, which default results in the acceleration of that indebtedness before its express maturity;

(g) any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries in an aggregate outstanding principal amount in excess of $25 million is not paid at final maturity or upon acceleration;

(h) the Company or any of its Subsidiaries fails to pay final judgments not subject to appeal aggregating in excess of $25 million, net of applicable insurance coverage which is acknowledged in writing by the insurer, and those judgments are not paid, discharged or stayed within 60 days;

(i) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, or shall fail to provide a perfected security interest in favor of the Trustee in the applicable collateral subject to no other lien, claim or encumbrance (other than as permitted by the terms of such agreement);

(j) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(4) makes a general assignment for the benefit of its creditors; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(3) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 7.2 Acceleration.

(a) In the case of an Event of Default specified in clause (i) or (j) of Section 7.1 hereof with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b) Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 7.1 occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (g) of Section 7.1 shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.

(c) At any time after a declaration of acceleration with respect to the Notes as described in Section 7.2(a), the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.3 Rights of Holders of Notes To Receive Payment or Effect Conversion.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to convert Notes in accordance with Article VI of this Supplemental Indenture, or to bring suit for the enforcement thereof, shall not be impaired or affected without the consent of such Holder. The references to Section 6.07 of the Base Indenture in Section 6.11 of the Base Indenture shall be deemed to also refer to this Section 7.3.

SECTION 7.4 Collection Suit by Trustee.

If an Event of Default specified in Section 7.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes. interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.5 Priorities.

If a record date is fixed pursuant to Section 6.10 of the Base Indenture, the Trustee shall send, by first class mail, electronically or by any other means approved by the Trustee to the Holders of the Notes of record a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to Section 6.10 of the Base Indenture, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to Section 6.10 of the Base Indenture, (3) the payment date and (4) the amount of such payment per $1,000 of Notes.

ARTICLE VIII

[RESERVED]

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS

SECTION 9.1 Satisfaction and Discharge of Indenture.

The Notes are not subject to Legal Defeasance or Covenant Defeasance pursuant to Article 8 of the Base Indenture.

The satisfaction and discharge of this Indenture pursuant to Section 10.01 of the Base Indenture shall not discharge the Company’s obligation to effect conversion, registration of transfer or exchange of securities in accordance with this Indenture.

ARTICLE X

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.1 Without Consent of Holders.

The Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes as provided for in Section 9.01 of the Base Indenture for any of the purposes listed in Section 9.01 of the Base Indenture or:

(a) to secure the Notes or to provide guarantees of the Notes;

(b) to add Events of Default with respect to the Notes; or

(c) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Supplemental Indenture as of the date hereof.

SECTION 10.2 With Consent of Holders.

The Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes as provided for in Section 9.02 of the Base Indenture; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby undertake any action requiring such consent under subsections (a) through (g) of Section 9.02 of the Base Indenture or:

(a) modify the provisions with respect to a Holder’s rights upon a Fundamental Change in a manner adverse to the Holders of the Notes, including the Company’s obligations to repurchase the Notes following a Fundamental Change;

(b) change the place of payment of principal of or interest on any Note;

(c) impair the Holder’s right to institute suit for the enforcement of any payment on the Notes;

(d) waive a Default or Event of Default in the payment of principal or interest on the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in Section 7.2(c) of this Supplemental Indenture and a waiver of the payment default that resulted from such acceleration);

(e) adversely affect the rights of Holders under the conversion provisions of the Notes;

(f) impair the right of any Holder of Notes to receive payment of interest on the first six scheduled Interest Payment Dates from the portfolio of Pledged Securities;

(g) modify the ranking or priority of any Note in any manner adverse to the Holders of the Notes; or

(h) make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture under this Section 10.2 or make any change to this Section 10.2 except to increase the principal amount required for modification or waiver or to provide a requirement for the consent of each affected Holder.

Upon the written request of the Company accompanied by a copy of a Board Resolution of the Board of Directors of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement, or waiver under this Section 10.2 or under Section 9.02 of the Base Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. The Company shall mail copies of any such amendment, supplement, or waiver to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X and Article IX of the Base Indenture, this Indenture and the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.4 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X and Article IX of the Base Indenture may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 When Notes Disregarded.

Subject to Section 2.10 of the Base Indenture, only Notes outstanding at the time of concurrence in any direction, waiver or consent shall be considered in any determination of such concurrence.

SECTION 11.2 Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 11.3 Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ARTICLE XII

SECURITY DOCUMENTS

SECTION 12.1 Pledge Agreement.

To secure the due and punctual payment of the obligations of the Company under this Indenture and the Notes with respect to the first six scheduled interest payments, the Company agrees to (i) enter into the Pledge Agreement on the date hereof and comply with the terms and provisions thereof and (ii) purchase the Pledged Securities to be pledged to the Trustee for the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities to provide for payment in full of the first six scheduled interest payments due on the Notes (including any Additional Notes). Such security interest shall secure repayment of the principal and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full. The Pledged Securities shall be pledged by the Company to the Trustee for the equal and ratable benefit of the Holders, and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

SECTION 12.2 Acceptance of Terms of Pledge Agreement.

Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee, in its capacity as such, to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all of the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other liens. As among the Holders, the Pledged Securities shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

SECTION 12.3 Trust Indenture Act Requirements.

Pledged Securities may be released from the security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement. The Trustee and each of the Holders acknowledge that a release of a lien strictly in accordance with the terms of the Pledge Agreement and of this Indenture will not be deemed for any purpose to be an impairment of the Pledged Securities in contravention of the terms of this Indenture. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the lien and security interest created under the Pledge Agreement and relating to the substitution therefore of any property or securities to be subjected to the lien and security interest created under the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GLOBAL CROSSING LIMITED

By:	/s/ MITCHELL SUSSIS
Name:	Mitchell Sussis
Title:	Vice President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ JANE Y. SCHWEIGER
Name:	Jane Y. Schweiger
Title:	Vice President

Exhibit A

No.

[Form of Face of Global Security]

CUSIP No.

ISIN

Global Crossing Limited promises to pay to Cede & Co. for registered assigns, the principal sum of                      Dollars on May 15, 2011.

5.0% Convertible Senior Notes due 2011

$

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:             , 2006

Global Crossing Limited

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Wells Fargo Bank, N.A., as Trustee

By
Authorized Signatory

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GLOBAL CROSSING LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

[Form of Back of Global Security]

5.0% Convertible Senior Notes due 2011

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Global Crossing Limited, an exempt company with limited liability under the laws of Bermuda (the “Company”), promises to pay interest on the principal amount of this Note at 5.0% per annum from             , 2006 until Maturity. The Company will pay interest, if any, semi-annually in arrears on May 15 and November 15 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the immediately following Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from             , 2006; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be             , 2006. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of payment. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, if any, on, all Global Notes and all other Notes with an aggregate principal amount in excess of $2 million for which the Holders have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying agent, registrar and conversion agent. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued the Notes under the Indenture dated as of May 18, 2006 (the “Base Indenture”) between the Company and the Trustee as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and together with the Base

Indenture as amended and supplemented, the “Indenture”) dated as of May 30, 2006 between the same parties. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional redemption. The Notes may be redeemed at the option of the Company as a whole, or from time to time in part, on and after May 20, 2009, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption. If redeemed during the twelve-month period commencing:

Date	Redemption Price
May 20, 2009	102.0%
May 20, 2010	101.0%

(6) Repurchase at the option of holder upon a Fundamental Change. Upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days after the mailing of the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date (the “Fundamental Change Payment”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 20 Business Days prior to the anticipated Effective Date of a Fundamental Change (or if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the Effective Date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders, the Trustee, the Paying Agent and the Conversion Agent a Fundamental Change Notice as required by the Indenture. On or before the 20th Trading Day after the Effective Date of a Fundamental Change, the Company will provide to all Holders, the Trustee, the Paying Agent and Conversion Agent a Fundamental Change Repurchase Right Notice.

(7) Conversion. At any time prior to Maturity, Holders of the Notes may surrender any portion of the principal amount of any Note that is an integral multiple of $1,000 for conversion (provided that the principal amount of such Note to remain outstanding after such conversion is equal to an integral multiple of $1,000) into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion. However, the Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. The Conversion Rate will initially be 43.5161 shares of Common Stock per $1,000 principal amount of Notes, but shall be adjusted under the circumstances specified in, and in accordance with the terms of, the Indenture.

(8) Denominations, transfer, exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a Regular Record Date and the corresponding Interest Payment Date.

(9) Persons deemed owners. The registered Holder of a Note may be treated as its owner for all purposes.

(10) Amendment, supplement and waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for a successor Trustee under the Indenture, to provide for the assumption of the Company’s obligations under the Indenture or the Notes in accordance with the provisions in the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to secure the Notes or provide guarantees of the Notes, to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under the Indenture, to add Events of Default with respect to the Notes, to make any change that does not adversely affect any outstanding Notes in any material respect, or to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture.

(11) Events of default. The Events of Default applicable to the Notes are set forth in Section 7.1 of the Supplemental Indenture.

(12) Trustee dealings with company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) No recourse against others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14) Open market purchases. The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

(18) Governing law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase	Signature of authorized office of Trustee or Custodian

Exhibit B

FORM OF CONVERSION NOTICE

Global Crossing Limited

Wells Fargo Bank, N.A.

Re:	5.0% Convertible Senior Notes due 2011

— REPURCHASE NOTICE (CUSIP 37932J AA 1)

Reference is hereby made to the Indenture, dated as of May 18, 2006 (the “Base Indenture”) and the Supplemental Indenture, dated as of May 30, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, as the “Indenture”), each between Global Crossing Limited, as issuer (the “Company”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                       (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Conversion”) pursuant to Article VI of the Supplemental Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above in accordance with the terms of the Indenture. The Owner directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

B-1

If shares of Common Stock or Notes are to be
registered in the name of a Person other than the
Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

(Signature Guaranteed)

If only a portion of a Definitive Note is to be converted, please indicate:

1.	Principal amount to be converted: $

2.	Principal amount and denomination of Notes representing unpurchased principal amount to be issued:

Amount: $	Denominations: $

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof.)

B-2